As filed with the Securities and Exchange Commission on September 1, 1998.

                                                   Registration No. 333-49643





                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549
                                    --------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                  ------------

                                 CMP GROUP, INC.

             (Exact name of registrant as specified in its charter)

              Maine                                             01-0519429
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                      83 Edison Drive, Augusta, Maine 04336
           (Address of principal executive office, including zip code)

                               ------------------

                                 CMP Group, Inc.
                            Long-Term Incentive Plan
                            (Full title of the plans)


                               Anne M. Pare, Esq.

                   Treasurer, Corporate Counsel and Secretary

                                 CMP Group, Inc.

                                 83 Edison Drive

                                 Augusta, Maine

                                 (207) 623-3521
(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                         E. Ellsworth McMeen, III, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000


                               ------------------

Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), CMP Group, Inc., a Maine corporation, as successor issuer to Central Maine Power Company, a Maine corporation, hereby adopts this registration statement, as amended, for all purposes under the Securities Act and Securities Exchange Act of 1934, as amended.

     Effective September 1, 1998, pursuant to the Agreement and Plan of Merger among Central Maine Power Company ("Central Maine"), CMP Merger Co. and CMP Group, Inc. ("CMP Group" or "Registrant"), the outstanding shares of Common Stock, $5.00 par value, of Central Maine ("Central Maine Common Stock") were exchanged automatically on a share-for-share basis for shares of Common Stock, $5.00 par value, of CMP Group ("CMP Group Comon Stock"), and Central Maine became a subsidiary of CMP Group.

     Accordingly, all stock offered under the Central Maine Power Company Long-Term Incentive Plan will be shares of CMP Group Common Stock, rather than shares of Central Maine Common Stock.

     CMP Group  expressly  adopts  Central  Maine's  Registration  Statement No.
333-49643 on Form S-8, as filed with the Securities and Exchange Commission on April 8, 1998 as CMP Group's own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents filed by Central Maine or CMP Group pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold, or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

     (a) The Annual Report on Form 10-K of Central Maine for the fiscal year ended December 31, 1997, filed with the Commission on March 27, 1998;

     (b) All other reports filed by Central Maine pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

     (c) The description of the CMP Group Common Stock, $5.00 par value, contained in CMP Group's registration statement on Form S-4, as amended, which was declared effective on April 13, 1998 (File No. 333-49677).

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Subsection 1 of Section 719 of the Maine Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which he shall have been finally adjudicated not to have acted honestly or in the reasonable belief that his action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or conviction adverse to such person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not act honestly or in the reasonable belief that his action was in or not opposed to the best interests of the corporation or its shareholders, or in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 719 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsection 1 of Section 719, or in defense of any claim, issue or matter referred to therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 719 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise; and that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 719.

     The By-Laws of the Registrant provide, in effect, that the Registrant will provide the indemnity described in Section 719 of the Maine Business Corporation Act, to the extent and under the circumstances described therein. The By-Laws also provide that the Registrant (i) shall have the power to purchase insurance on behalf of any director, officer, employee or agent against any liability and expenses incurred in connection with any proceedings to the extent permitted by applicable law, and (ii) may enter into indemnity agreements with any director, officer, employee or agent to the extent permitted by applicable law.

     The Registrant has in effect liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers, as permitted by the By-Laws of the Registrant.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the

Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, Maine, on the 1st day of September, 1998.

                                         CMP GROUP, INC.

                                         By    /s/ Arthur W. Adelberg

                                         Name: Arthur W. Adelberg
                                         Title: Executive Vice President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                            Title                        Date

/s/ David M. Jagger                Chairman of the Board            September 1,
-------------------------             and Director                      1998
  (David M. Jagger)


/s/ David T. Flanagan               President and Chief             September 1,
-------------------------            Executive Officer                  1998
 (David T. Flanagan)                   and Director
                                   (Principal Executive
                                         Officer)

/s/ David E. Marsh                    Chief Financial               September 1,
-------------------------                 Officer                       1998
  (David E. Marsh)                 (Principal Financial
                                            and
                                    Accounting Officer)

/s/ Charles H. Abbott              Vice Chairman of the             September 1,
-------------------------           Board and Director                  1998
 (Charles H. Abbott)

/s/ Charleen M. Chase                    Director                   September 1,
-------------------------                                               1998
 (Charleen M. Chase)

/s/ Duane D. Fitzgerald                  Director                   September 1,
-------------------------                                               1998
 (Duane D. Fitzgerald)

/s/ Robert H. Gardiner                   Director                   September 1,
-------------------------                                               1998
 (Robert H. Gardiner)

/s/ Peter J. Moynihan                    Director                   September 1,
-------------------------                                               1998
 (Peter J. Moynihan)

/s/ William J. Ryan                      Director                   September 1,
-------------------------                                               1998
 (William J. Ryan)

/s/ Kathryn M. Weare                     Director                   September 1,
-------------------------                                               1998
 (Kathryn M. Weare)

/s/ Lyndel J. Wishcamper                 Director                   September 1,
-------------------------                                               1998
 (Lyndel J. Wishcamper)

                                INDEX TO EXHIBITS


Exhibit No.                              Description
-----------                              -----------

2. Form of Agreement and Plan of Merger (Incorporated by reference to Appendix I to Registrant's Pre-Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-49677))

3.1 Form of Articles of Amendment of Registrant (Incorporated by reference to Appendix II to Registrant's Pre-Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333- 49677))

3.2 Form of By-Laws of Registrant (Incorporated by reference to Appendix III to Registrant's Pre- Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-49677))

23.            Consent of PricewaterhouseCoopers LLP




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